SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Ivy High Income Opportunities Fund

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August 15, 2019

ANNUAL SHAREHOLDER MEETING IN LESS THAN TWO WEEKS

DEAR SHAREHOLDER:

The Ivy High Income Opportunities Fund (“Fund”) Annual Shareholder Meeting is less than two weeks away. The meeting is scheduled to be held on August 30, 2019. Our records indicate that as of today, you have not yet voted your shares.

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN

Please take advantage of your right to vote your shares by signing, dating and mailing your enclosed card(s) in the enclosed prepaid return envelope.  Or you can follow the instructions below to vote by phone with a representative, by touch-tone phone or by internet.

An institutional fund shareholder has submitted a proposal to declassify your Board so that all Board of Trustees members will be elected annually.  Your Board believes that its current classified Board structure protects your Fund and its shareholders from undue influence by closed-end fund activists.

Your Board of Trustees UNANIMOUSLY recommends a vote AGAINST the shareholder proposal.

VOTE PARTICIPATION IS CRITICAL

Your vote must be received before 10:00 a.m. Central time on August 30th to be officially counted.

Please take the time to vote by mailing back your signed and dated card or by following the instructions for one of the alternative voting methods below.

Thank you in advance for supporting your Board.

Sincerely,

JENNIFER K. DULSKI
SECRETARY OF THE FUND

Four Convenient Voting Methods to Cast Your Vote

1. Vote by Phone with a Representative: You may vote by telephone by calling toll-free: 1-833-892-6625. Representatives are available Monday through Friday 9 a.m. to 5 p.m. Eastern time.

2. Vote by Touch-Tone Phone: You may vote by telephone using an automated system by calling the toll-free number found on the enclosed card(s) and following the instructions.

3. Vote Online: You may vote by visiting the web address located on the enclosed card(s) and following the instructions.

4. Vote by Mail: You may vote by signing, dating and mailing the enclosed card(s) in the enclosed prepaid return envelope.

IVH‐R4/19